                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                   -----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 13, 1996


                             JP Foodservice, Inc.
                ----------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                          0-24954                   52-1634568
---------------------------------         ------------              ------------------
(State or other jurisdiction of            (Commission               (IRS Employer
incorporation)                             File Number)              Identification No.)





     9830 Patuxent Woods Drive, Columbia, Maryland                21046
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     (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code:  410-312-7100
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ITEM 5.  OTHER EVENTS.

        The Registrant hereby incorporates by reference the information contained in Attachment A hereto, which presents post-merger financial results related to the Registrant's acquisition of Squeri Food Service, Inc. and its affiliate. The acquisition is being accounted for under the pooling of interests method.





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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        JP FOODSERVICE, INC.


                                        By: /s/ Lewis Hay, III
                                            -------------------------
                                            Lewis Hay, III
                                            Senior Vice President and
                                            Chief Financial Officer


Date:  November 13, 1996





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Attachment A

                              JP FOODSERVICE, INC.
                              FINANCIAL HIGHLIGHTS
                                 (In thousands)
                                  (Unaudited)

                                     For the fiscal
                                       month ended
                                       November 2,
                                         1996(1)
                                       -----------
Net sales............................ $     161,027
Costs and expenses
      Cost of sales..................       133,151
      Operating expenses.............        22,196
      Amortization...................           299
                                       ------------
Total costs and expenses.............       155,646
                                       ------------
Income from operations...............         5,381
Interest expense.....................         1,527
Nonrecurring charge..................         2,000 (2)
                                       ------------
Income before income taxes and
      extraordinary charge...........         1,854
Provision for income taxes...........           778
                                       ------------
Net income applicable to
      common shareholders............         1,076 (3)
                                       ============


(1) Includes pooled results of Valley Industries, Inc. and its affiliates and Squeri Food Service, Inc. and its affiliate.

(2) Represents costs incurred in connection with the acquisition of Squeri Food Service, Inc. and its affiliate.

(3) Earnings per share data has not been provided since such amounts are calculated on a quarterly and annual weighted average basis.


SOURCE:  JP Foodservice, Inc.